EXHIBIT 10.3

JOINT MARKETING AGREEMENT

by and between

GEL TEX MARKETING, LLC,
a Delaware limited liability company and a Genesis Energy, LLC affiliate,

and

LAZARUS ENERGY LLC,
a Delaware limited liability company

Dated as of August 12, 2011

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	4

1.1. Definitions Contained in the Construction Contract	4
1.2. Definitions	4
1.3. Other Capitalized Terms	8
1.4. Exhibits and Schedules	8
1.5. Amendment of Defined Instruments	8
1.6. References and Titles	9

ARTICLE II MARKETING OF NIXON PRODUCT	9

2.1. Joint Marketing Obligations	9
2.2. Marketing Team	10
2.3. Consultation with GEL	10

ARTICLE III OBLIGATIONS OF LAZARUS RELATED TO SALE OF NIXON PRODUCT	10

3.1. Contract for Sale of Nixon Product	l 0
3.2. Billing and Invoicing Services	l 0
3.3. Credit Approval Process	11
3.4. Documentation of Operations	11
3.5. Lazarus Financial Statements	11

ARTICLE IV OBLIGATIONS OF GEL RELATED TO SALE OF NIXON PRODUCT	12

4.1. Collection of Invoiced Amounts	12
4.2. Calculation of Gross Profit and Disbursements	12
4.3. Accounting Reports	13
4.4. Transportation of Nixon Product	13
4.5. Confirmations	13

ARTICLE V COSTS; PROFIT SHARING; NETTING OF AMOUNTS DUE; AND REMEDIES	13

5.1. Marketing Costs	13
5.2. Profit Sharing	13
5.3. Netting of Claims	13
5.4. Payments to 1st International Bank	14
5.5. IRS Arrearage Amount	14
5.6. Remedies for Lazarus Non-Performance	14

ARTICLE VI INDEMNIFICATION	15

ARTICLE VII TERM AND TERMINATION	15

7.1. Term	15
7.2. Termination	16
7.3. Force Majeure	16

ARTICLE VIII MISCELLANEOUS	16

8.1. Warranties and Representations	16
8.2. Confidentiality of Information	17
8.3. Survival of Obligations	17
8.4. LIMITATION OF LIABILITY	17
8.5. Preservation of Liability	17
8.6. Binding Effect; Duration	18
8.7. Notices	18
8.8. Choice of Law	19
8.9. Dispute Resolution	19
8.10. Amendment and Waiver	19
8.11. Severability	19
8.12. Survival of Agreements	19
8.13. Counterparts	19
8.14. Successors and Assigns	19
8.15. Titles of Articles, Sections and Subsections	19
8.16. Joint Drafting	20
8.17. Conflicting Terms	20
8.18. Acknowledgment of Exculpatory Provisions	20
8.19. Relationship of the Parties	20
8.20. FINAL AGREEMENT	20

JOINT MARKETING  AGREEMENT

THIS JOINT MARKETING AGREEMENT (this "Marketing Agreement") is made and entered into as of August 12, 2011 (the "Effective Date"), by and between GEL Tex Marketing, LLC, a Delaware limited liability company and a Genesis Energy, LLC affiliate, whose address is  919  Milam,  Suite  2100,  Houston,  Texas  77002  ("GEL"),  and  Lazarus  Energy  LLC, a Delaware limited liability company, whose address is 3200 Southwest Freeway, Suite 3300, Houston, Texas 77027 ("Lazarus").   GEL and Lazarus may be referred to in this Marketing Agreement individually as a"" or collectively as the "Parties."

RECITALS:

WHEREAS, Lazarus operates the Facility, at which the Crude Oil, exclusively supplied by GEL pursuant to the Supply Agreement, will  be refined and processed, such Crude Oil refined and processed is referred to as the "Nixon Product";

WHEREAS, pursuant to the terms of the Construction Contract, Milam Services, Inc., a Delaware  corporation  and  an  affiliate  of  GEL  ("MSI"),  is  funding  the  construction  and installation of certain equipment to be used at the Facility, which is located on the real property described  on  Exhibit A  attached  hereto  and  made  a  part  hereof  and  the  buildings  and improvements thereon, and will in part be repaid by Lazarus through profits from the sale of the Nixon Product;

and

WHEREAS, GEL and Lazarus desire to cooperate in the marketing of the Nixon Product;

WHEREAS, this Marketing Agreement sets forth the terms and conditions upon which the Parties have agreed to undertake this marketing arrangement.

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants contained herein, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1.     Definitions Contained in the Construction Contract.   Notwithstanding any termination of the Construction Contract, unless otherwise defined herein or context otherwise requires, all capitalized terms used but not defined in this Marketing Agreement have the meanings given to those terms in the Construction Contract.

1.2.     Definitions. As used in this Marketing Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

"1st  International" has the meaning set forth in Section 5.4.

"Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and in addition, with respect to the Lazarus, (a) any director or officer of such Person or of any Person referred to above or (b) if any Person in above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled  by" and "under  common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise); provided that, in any event, (i) any Person who owns directly or indirectly ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the Equity Interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person, and (ii) any subsidiary of any Lazarus shall be deemed to be an Affiliate of Lazarus.

"Accounting Fees" has the meaning set forth in Section 3.5.

"Allowable  Payments"  means  any  payment  to GEL  set forth  on Exhibit B, except  for Construction Payments.

"Base Construction Payment" has the meaning set forth in Exhibit B.

"Business  Day" means any day except Saturday, Sunday and any day which shall be in Texas a legal holiday, or a day on which banking institutions are authorized or required by law or other government action to close in any city situated in Texas.

"Confidential  Information" has the meaning set forth in Section 8.2.

"Construction  Contract"  means that certain Construction  and Funding Contract dated of even date herewith by and between Lazarus and MSI.

"Construction Payment" has the meaning set forth in Exhibit B.

"Cost  of  Crude  Oil"  means  the  price  paid  by Lazarus  for  Crude  Oil  pursuant  to  the Supply Agreement.

"Deficit Month" has the meaning set forth in Exhibit B. "Deposit Amount" has the meaning set forth in Section 4.1.

"Diesel Blendstock Payments" has the meaning set forth in Exhibit B.

"Diesel Revenue" has the meaning set forth in Section 4.2(c).

"Dispute  Resolution  Agreement" means that  certain  Dispute  Resolution  Agreement, dated of even date herewith, by and between Lazarus, GEL and certain of their respective Affiliates, and any amendments, modifications and restatements thereof.

"Effective  Date"  has  the  meaning  set  forth  in  the  introductory  paragraph  of  this Marketing Agreement.

"Equitv Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any, warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

"Escrow Sub-Account" has the meaning set forth in Section 4.1.

"Facility" means the refinery and related terminal facilities, lands and equipment related thereto owned or operated by Lazarus located in Nixon, Texas.

"Final Resolution" has the meaning set forth in Section 5.5(a).

"Financial Statement Preparation Fee" has the meaning set forth in Section 3.5. "Force Majeure" has the meaning set forth in Section 7.3.

"GAAP" means generally accepted accounting principles recognized by the Financial Accounting Standards Board. Any undefined accounting term herein shall be interpreted in accordance with GAAP.

"GEL"  has  the  meaning  set  forth  in  the  introductory  paragraph  of  this  Marketing Agreement and includes any successor or assigns.

"GEL" Profit Share" has the meaning set forth in Section 5.2(a). "GEL Remedies" has the meaning set forth in Section 5.6.

"Gross Profit" means, for a calendar month, the total revenue from the sale of the Nixon Product minus Cost of Crude Oil.

"Indicative Rates" means the initial formulation of rates to be charged to customers for the sale of Nixon Product.

"Initial Term" has the meaning set forth in Section 7.l(a).

"Investment Threshold Date" means the date on which MSI has recouped all interest, Advances  and  other  Obligations  under  the  Construction  Contract  from  distributions  made pursuant to Section 4.2(b).

"IRS" means the United States Internal Revenue Service.

"IRS Lien" means that certain federal tax lien, filed in Wilson County, Texas by the IRS on February 8, 2011, against LEH relating to amounts owed by LEH to  the IRS for unpaid taxes in an amount equal to the IRS Arrearage Amount.

"IRS Arrearage Amount" means the stated aggregate amount owed under the IRS Lien, which is equal to $51,192.75, plus any additional penalties, interest, and costs that may accrue.

"Lazarus" has the meaning set forth in the introductory paragraph of this Marketing Agreement and includes any successor or assigns.

"Lazarus Authorized Officer" means the manager, chief executive officer, president, any vice president or the treasurer of Lazarus or any other officer duly authorized to contractually bind Lazarus specified as such to  GEL in writing by any of the aforementioned officers.

"Lazarus Loan Document Default" means any default (or event of default) by Lazarus under any Loan Document (as defined in the Loan Agreement).

"Lazarus Profit Share" has the meaning set forth in Section 5.2(b)(i).

"LEH" means Lazarus Energy Holdings LLC, a Delaware limited liability company.

"Loan Agreement" means that certain Loan Agreement, dated September 29, 2008, by and among 1st International, as lender, Lazarus, as borrower, and Jonathan Pitts Carroll, Sr. and Lazarus Energy Holdings LLC, a Delaware limited liability company, as guarantors, as amended, supplemented or modified from time to time.

"Marketing Agreement" means this Joint Marketing Agreement (including the Exhibits hereto), as it may be amended, modified or supplemented.

"Marketing Team" has the meaning set forth in Section 2.2. "Material Event" has the meaning set forth in Section 2.3.

"MSI" has the meaning set forth in the Recitals of this Marketing Agreement.

"Nixon Product" has the meaning set forth in the recitals hereto.

"Nixon Product Sales Account" has the meaning set forth in Section 4.1.

"Operating Expenses" means, as calculated for each calendar month, the operating expenses for the Facility, such expenses not to exceed the lesser of (a) $2.71 per barrel of Crude Oil received at the Facility (based on  a throughput of 10,000 barrels) or (b) $800,000  per calendar month.

"Operations Payments" has the meaning set forth in Exhibit B.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Parties"  has the  meaning set  forth  in the introductory paragraph of  this  Marketing Agreement.

"Party" has  the  meanmg  set  forth  m  the  introductory paragraph  of  this  Marketing Agreement.

"Performance Fee" has the meaning set forth in Exhibit B.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or other similar organization, government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

"Preliminary Marketing Plan" means the preliminary plan and budget for the sale of Nixon Product that is developed, implemented and undertaken by the Parties in accordance with Section 2.1(b).

"Prudent Operator" means a reasonable, prudent operator experienced in the operation of Crude Oil refineries and who is, at the time of any specific determination, situated similarly to Lazarus in material respects.

"Renewal Term" has the meaning set forth in Section 7.l(b). "Retained Amount" has the meaning set forth in Section 5.5(a).

"Supply  Agreement"  means that certain  Crude Oil Supply and Throughput Services Agreement dated of even date herewith by and between Lazarus and GEL. "Term" has the meaning set forth in Section 7.l(b).

"Threshold Amount" has the meaning set forth in Exhibit B.

1.3.     Other Capitalized Terms.  Capitalized terms not otherwise defined in Section 1.2 shall have the meanings given them elsewhere in this Marketing Agreement.

1.4.     Exhibits and Schedules.  All exhibits and schedules attached to this Marketing Agreement are part of this Marketing Agreement for all purposes.

1.5.     Amendment of Defmed Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Marketing Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements  of such agreement, instrument  or document. Nothing contained in this Section 1.5 will be construed to authorize any renewal, extension, modification, amendment or restatement.

1.6.      References and Titles. All references in this Marketing Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections,  subsections and other subdivisions of this Marketing  Agreement  unless expressly  provided otherwise. The words "this Marketing Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Marketing Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections of this Marketing Agreement in which those phrases occur.  The word "or" is not exclusive; the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise (a) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (b) any reference herein to any Person shall be construed to include such Person's  successors and assigns (subject to the restrictions contained herein), (c) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including." No provision of this Marketing Agreement or any other Contract Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II
MARKETING OF NIXON PRODUCT

2.1.      Joint Marketing Obligations.

(a)       During   the   Term   hereof,   each   Party   shall   undertake   its  respective obligations regarding the marketing of the Nixon Product in good faith, as set forth herein and as may be directed by the Marketing Team.  Each Party shall:

(i)        act in good faith towards  and cooperate  with the other Party and ensure  that its Affiliates  and their respective  employees  and agents act in good faith  towards  the  other  Party  in  a  manner  so  as  to  promote  the  successful marketing of the Nixon Product;

(ii)       provide such information  and support as are reasonably  requested by the other Party in order for the other Party to comply with its obligations under this Marketing Agreement;

(iii)      commit appropriate and adequate staff and internal resources to carry out the marketing of the Nixon Product in accordance with the terms and conditions of this Marketing Agreement; and

(iv)      treat all information regarding the sale and marketing of the Nixon Product under this Marketing Agreement as confidential and proprietary information and use its best efforts to ensure against disclosure to third parties.

(b)       During the Term hereof, the Parties shall use all reasonable efforts to develop, implement and jointly undertake a Preliminary Marketing Plan for the Nixon Product, which shall include the following activities:

(i)        develop Indicative Rates for the Nixon Product, for the purpose of assessing interest in the Nixon Product on the part of potential customers;

(ii)      develop any necessary solicitation documentation and related promotional materials and conduct solicitations in a manner intended to generate binding commitments from potential customers;

(iii)      market the Nixon Product  to all  potential customers, including each Party's existing customers; and

(iv)      negotiate final prices and terms with customers for the purchase of the Nixon Product.

2.2.     Marketing Team.   The Parties will establish a marketing team (the "Marketing Team"), which will be responsible for developing and implementing the Preliminary Marketing Plan for the sale of Nixon Product. The Marketing Team shall consist of two (2) representatives, with one (1) representative appointed by each Party.

2.3.     Consultation  with  GEL.     Lazarus  shall  not  make  any  modification  to  its operations at the Facility nor enter into any contracts with any third parties which would materially affect or impair GEL's or its Affiliates' rights under this Marketing Agreement (each a "Material Event"), the Construction Contract or the Supply Agreement without first consulting with GEL and obtaining GEL's prior written consent to such Material Event.

ARTICLE III
OBLIGATIONS OF LAZARUS RELATED TO SALE OF NIXON PRODUCT

3.1.     Contract for Sale of Nixon Product.  Upon the successful marketing of the Nixon Product, Lazarus will have the sole responsibility of entering into written contracts with customers for the purchase and sale of the Nixon Product.

3.2.     Billing and Invoicing Services.   Lazarus will provide all billing and invoicing services related to the purchase and sale of the Nixon Product.   Lazarus will (a) direct all customers to make payments for the purchase of Nixon Product directly to GEL until further notice and (b) cooperate with GEL to deliver to each customer written notice (substantially in the form of Exhibit C) from GEL and Lazarus that all amounts owing to Lazarus by such customer are to be paid to GEL in the manner  detailed  in such notice.   If Lazarus  nonetheless  directly receives from a customer payment for the sale of the Nixon Product, Lazarus will promptly (but, in any event,  by the end  of the following  Business  Day) transfer  all such  funds  to  GEL for deposit in the Nixon Product Sales Account.

3.3.      Credit  Approval  Process.    Prior  to  the  sale  of  the  Nixon  Product,  GEL  will confirm that all customers meet the requirements of GEL's customer credit approval process.

3.4.      Documentation  of Operations.    As soon  as available  following  the end of each Business Day, but in any event within twenty-four (24) hours of the end of such Business Day, Lazarus  will  provide  GEL  with  the  following  documentation  related  to  the  operation  of  the Facility for the applicable calendar month:

(a)        daily yield data for the Nixon Product;

(b)        documentation of all bills of lading for delivery of the Nixon Product;

(c)        inventory  reports  for  (i)  Crude  Oil  delivered  pursuant  to  the  Supply Agreement and (ii) Nixon Product;

(d)        documentation  of how Tank Storage  Fee (as such term is defined  in the Supply Agreement) has been expended by Lazarus; and

(e)        and  any  other  report  or  information  requested  by  GEL  related  to  the operation of the Facility.

3.5.      Lazarus Financial Statements.  For as long as this Marketing Agreement remains in effect, Lazarus shall deliver to GEL such financial statements of Lazarus certified by a Lazarus Authorized Officer that are prepared in accordance with GAAP and fully compliant with the requirements of the Sarbanes-Oxley Act of 2002, as amended, in accordance with the requirements set forth on Exhibit D attached hereto. If Lazarus does not comply with the provisions of this Section 3.5 to the satisfaction of GEL in GEL's sole and absolute discretion, then Lazarus shall (a) at its sole cost cause its financial statements to be prepared by accountants or other such experts to be approved by GEL in its sole discretion or (b) allow GEL to prepare Lazarus' financial statements on behalf of Lazarus, for which Lazarus shall pay a fee to GEL equal to one hundred twenty percent (120%) of the cost of such preparation to GEL (the "Financial Statement Preparation Fee").  Upon the request of GEL, Lazarus shall promptly provide GEL with, or allow GEL access to, all information, books and records required to prepare Lazarus' financial statements pursuant to this Section 3.5. Any costs and expenses up to Fifty Thousand Dollars ($50,000) incurred by Lazarus in connection with the preparation of its financial statements pursuant to this Section 3.5 (the "Accounting Fees") shall be reimbursed to Lazarus from the Gross Profits as provided in Exhibit B; provided, however, that Lazarus shall provide documentation to GEL that in the reasonable discretion of GEL adequately sets forth all amounts expended by Lazarus relating to such Accounting Fees.

3.6.      Facility Operations.   Lazarus shall operate the Facility in the Ordinary Course of Business  and shall  (i) maintain  and  keep the property  and Equipment  of the Facility  in good repair,  working  order  and  condition  in  a  manner  consistent  with  the  conduct  of  a  Prudent Operator, (ii) purchase  and keep in full force and effect insurance coverage  with respect to the Facility and its assets in amounts  as would be maintained  by any Prudent  Operators similarly situated, (iii) maintain the books and records of the Facility consistent with past practice (subject to the requirements  of Section 3.5 herein) and (iv) comply in all material respects with all Laws and Permits applicable to the Facility.

ARTICLE IV
OBLIGATIONS OF GEL RELATED TO SALE OF NIXON PRODUCT

4.1.      Collection of Invoiced Amounts.  GEL shall serve as collection agent for Lazarus in connection with all invoiced amounts for the sale of the Nixon Product.   GEL will establish a depository  bank account  (the "Nixon  Product  Sales Account")  and all amounts  collected from the  sale  of  the  Nixon  Product  shall  be  deposited  into  the  Nixon  Product  Sales  Account. Furthermore,  upon receipt of One Hundred  Fifty Thousand  Dollars  ($150,000)  into the Nixon Product Sales Account (the "Deposit  Amount"), GEL will establish a sub-account on its internal books and records with respect to the Deposit Amount (the "Escrow  Sub-Account").  GEL shall credit such Deposit Amount to the Escrow Sub-Account and such amount shall be held in escrow during the Term;  provided,  however, that to the extent there  is a shortfall  in any month  with respect to payments due under the Construction Contract, the amount of such shortfall shall be deducted from the Deposit Amount and paid to GEL.

4.2.      Calculation of Gross Profit and Disbursements.

(a)       Calculation of Gross Profit. Gross Profit for each calendar month will be calculated by GEL in its sole discretion on the twentieth Business  Day following the last day of the applicable calendar month.

(b)       Distribution  of  Gross  Profit.    Distribution  of  Gross  Profits,  including repayment  of interest,  Advances  and Obligations  due under the Construction  Contract, shall be made by GEL from the Nixon Product Sales Account in accordance with Exhibit B attached hereto and made a part hereof.

(c)        Distribution  of  Diesel  Revenue.    After  the  Investment  Threshold  Date, prior to any other distribution  set forth on Exhibit B and as an advance against the sums to  be paid to  Lazarus  pursuant  to the  provisions  of part  (b) of  Exhibit  B, GEL  shall distribute  ten  percent  (10%)  of  the diesel  revenue  (the "Diesel  Revenue")  to Lazarus weekly during the Term of this Marketing Agreement to the extent that such distributions do not exceed $800,000 in any calendar month {and not to exceed $750,000 in advances on Diesel Revenue in any month).

4.3.     Accounting Reports. Twenty (20) Business Days after each calendar month, GEL shall provide Lazarus with accounting reports reconciling all inventories, sales and costs related to (i) the Crude Oil being supplied to Lazarus pursuant the Supply Agreement and (ii) the Nixon Product.  Lazarus shall have the right to audit or examine all books and records of GEL supporting such accounting reports after giving GEL written notice ten (I0) Business Days in advance of the date of proposed audit or examination.  All audits or examinations shall be conducted at GEL's offices during normal business hours.

4.4.     Transportation of Nixon Product.  If requested by a customer purchasing the Nixon Product, with respect to any items outside the scope of the standard Operating Expenses, GEL may provide services to transport the Nixon Product, including without limitation kerosene or diesel, from the Facility to such customer at the sole expense of Lazarus.

4.5.     Confirmations.   Upon  request  by Lazarus,  GEL  shall provide  to Lazarus confirmation of (a) all expenses incurred by GEL for the transportation of the Nixon Product undertaken by GEL pursuant to Section 4.4 and (b) costs of funds and market pricing related to the Nixon Product.
ARTICLE V
COSTS; PROFIT SHARING; NETTING OF AMOUNTS DUE; AND REMEDIES

5.1.    Marketing  Costs.    The  costs  of  developing  and  implementing  the  Preliminary Marketing Plan, as contemplated in Section 2.l(b), will be included as Operating Expenses in the calculation of Gross Profits.

5.2.     Profit Sharing.

(a)        Profit Share for GEL.  To the extent available, each calendar month GEL will receive a portion of the Gross Profits, after payment of the Construction Payment, as calculated in Exhibit B (the "GEL Profit Share").

(b)        Profit Share for Lazarus.

(i)        To the extent available, each calendar month Lazarus will receive a portion of the Gross Profits, after payment of the Construction Payment and the Allowable Payments, as calculated in Exhibit B (the "Lazarus Profit Share").

(ii)       Notwithstanding  the provisions  of Section 5.2(b)(i), if the Lazarus Profit Share due and owing to Lazarus is more than the amount remaining in the Nixon Product Sales Account after the payment of the Construction Payment and the Allowable Payments as provided in Exhibit B, Lazarus shall only be entitled to receive such remaining amount in the Nixon Product Sales Account as its profit share for the applicable calendar month.

5.3.      Netting  of Claims.   GEL may, without  further  notice to Lazarus, setoff (a) any amount  then  due and  owing  by Lazarus  to  GEL,  or any  Affiliate  of GEL,  under  any of the Contract Documents,  as applicable,  other than those amounts due and owing that will be paid pursuant to the Allowable Payments as provided in Exhibit B, against (b) any amounts due and owing  to  Lazarus  under  any  of  the  Contract  Documents  without  regard  (in  the  case  of  the preceding  clause (b)) to whether such amounts arise by setoff, offset, combination  of accounts, deduction, retention, counterclaim  or withholding.    If an amount is unascertainable,  GEL may, acting in a commercially  reasonable  matter, setoff an estimated amount and account to Lazarus when the amount is ascertained.

5.4.      Payments  to  1st  International  Bank.    GEL  may,  subject  to  the  request  of  1st International  Bank ("1st International")  and without further notice to Lazarus, directly pay to 1st International  from the Lazarus Profit Share any amounts then due and owing by Lazarus to I st International  Bank  under the  Loan Documents  (as defined  in the Loan  Agreement). Lazarus hereby consents to any payment by GEL from the Lazarus Profit Share to 1st International  set forth in this Section 5.4 until such time as GEL receives written notice from 1st International that all amounts due under the Loan Documents have been paid in full.

5.5.      IRS Arrearage Amount.

(a)       Notwithstanding   the  proVIsions of  Section  5.2(b)(i),  GEL  shall,  after payment   of  the  Construction   Payment,  the  Allowable   Payments,  and  the  required monthly payments due and owing   to 1st International  pursuant to Section 5.4, retain an amount  equal  to  the  IRS  Arrearage  Amount  (the  "Retained  Amount")  from  the  first payment of the Lazarus Profit Share for the purpose of paying any amounts owed under the IRS Lien until such time as there is a final and non-appealable  judgment by a court of competent jurisdiction  or a settlement  between LEH and the IRS (a "Final  Resolution") relating the IRS Lien.   If, after the Final Resolution,  any amounts are owed to the IRS under the IRS Lien by LEH, GEL shall use the Retained Amount to pay such amounts owed to the IRS, with any remainder of the Retained Amount being transferred by GEL to Lazarus within five (5) Business Days of such payment by GEL of amounts owed to the IRS.  If, pursuant to the Final Resolution, it is determined that LEH owes no amount to the IRS, GEL shall transfer the Retained Amount to Lazarus within five (5) Business Days of receipt of written notice by GEL from Lazarus of such outcome.

(b)       Notwithstanding  the provisions  of Section  5.2(b)(i),  if, after payment  of the Construction  Payment, the Allowable  Payments, and the required  monthly  payment due and owing  to 1st International  pursuant to Section 5.4, the remainder of the Lazarus Profit Share is less than the IRS Arrearage Amount, then such shortfall shall be retained from the payment of the Lazarus Profit Share for the next subsequent month (or such additional   subsequent   months  as  is  required   by  GEL  to  accumulate   the  Retained Amount).

5.6.      Remedies  for Lazarus Non-Performance.   Upon the occurrence of (a) a Lazarus Loan Document Default, (b) an Owner Event of Default (defined in the Construction  Contract), (c) the initiation of any proceedings to foreclose on the Collateral (defined in the Construction Contract)  or (d) any other event that, in the sole discretion of GEL, would prevent Lazarus from performing  its obligations  under this Marketing  Agreement,  GEL may, but is not obligated to, undertake the following actions:

(a)        Cure any Lazarus Loan Document Default on behalf of Lazarus;

(b)        Cure any Owner Event of Default on behalf of Lazarus; and

(c)    Enter onto, or allow its agents and representatives  to enter onto, the premises upon which the Facility is located and operate the Facility in accordance with all Contract Documents, with such agents and representatives to include any Facility operator(s) engaged by GEL at its expense to (i) continue the operations of the Facility and keep the property and Equipment of the Facility in good repair, working order and condition, (ii) maintain the books and records of the Facility and (iii) comply in all material respects with all laws and permits applicable to the Facility.

ARTICLE VI
INDEMNIFICATION

EACH  PARTY  WILL  INDEMNIFY,  DEFEND  AND  HOLD  HARMLESS  THE OTHER PARTY, ITS AFFILIATES, THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, SUITS, ACTIONS, GOVERNMENTAL PROCEEDINGS, ETC. WHICH ARE BROUGHT BY ANY THIRD PARTY WHICH IN ANY WAY ARISE OUT OF THAT PARTY'S (I) NEGLIGENT PERFORMANCE OF ITS RIGHTS AND OBLIGATIONS ARISING OUT OF THIS MARKETING AGREEMENT, (II) MISREPRESENTATION OR BREACH OF ANY REPRESENTATION OR WARRANTY UNDER THIS MARKETING AGREEMENT, (III) OMISSIONS,  OR (IV) VIOLATIONS  OF ANY GOVERNMENTAL REQUIREMENTS. SUCH INDEMNIFICATION SHALL INCLUDE, BUT NOT BE LIMITED TO, ANY MONETARY JUDGMENTS, SETTLEMENTS OR CLAIMS AND ALL RELATED LEGAL COSTS, INCLUDING ATTORNEY'S FEES.
ARTICLE VII
TERM AND TERMINATION

7.1.      Term.

(a)        Initial Term.   The initial term of this Marketing Agreement shall be for a period of three (3) years commencing  on the Effective Date (the "Initial  Term"),  unless earlier terminated pursuant to Section 7.2.

(b)       Renewal Terms.  After the Initial Term, this Marketing Agreement shall be automatically renewed for successive one (1) year terms (each a "Renewal Term," and together with the Initial Term, collectively, the "Term"),  unless either Party hereto, within ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as applicable, notifies the other Party as to its election to terminate this Marketing Agreement or unless earlier terminated pursuant to Section 7.2.

7.2.      Termination.   This Marketing  Agreement  may be terminated  prior to the end of the Term as follows:

(a)       by both Parties, upon mutual agreement in writing;

(b)       by a Party, upon the material breach of this Marketing  Agreement by the other Party and such other Party fails to cure such breach within a period of thirty (30) days following the receipt of written notice from the non-breaching  Party setting forth in reasonable detail the nature of such breach; or

(c)       by  GEL,   in  its  sole  discretion,   if  (i)  Lazarus   is  in  breach  of  the Construction  Contract or the Supply Agreement, and GEL or its Affiliate, as applicable, elects to terminate either of such agreements or (ii) GEL or its Affiliate terminates the Construction Contract pursuant to Section 18.5 of that agreement.

7.3.      Force Majeure.   Neither Lazarus nor GEL shall be required to perform any term, condition or covenant in this Marketing Agreement so long as such performance is delayed or prevented by Force Majeure.  The term "Force Majeure" as used herein shall mean any cause not reasonably  within the control  of Lazarus  or GEL, as the case  may be (other  than inability  to make monetary payments) and which by the exercise  of due diligence  Lazarus or GEL (as the case may be) is unable, wholly or in part, to prevent or overcome,.including without limitation, acts  of  God,  strikes,  lockouts,  boycotts,  material  or  labor  restrictions  by  any  governmental authority and civil riot.   Lazarus and GEL shall give prompt written notice to the other, as the case may be, of any such event or circumstance  of Force Majeure, and each Party shall cooperate in good faith with the other to minimize and mitigate the impact of any such event or occurrence and do all things commercially reasonable under the circumstances to achieve such goal.

ARTICLE VIII
MISCELLANEOUS

8.1.      Warranties and Representations.  Each of the Parties represents and warrants that (a) the execution, delivery and performance  of this Marketing  Agreement  by such Party (i) has been duly authorized by all necessary corporate or company action and (ii) does not require the consent or approval of any other Person, (b) neither the execution nor delivery of this Marketing Agreement  nor fulfillment  of or compliance  with the terms and provisions  hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument (including, without limitation, any of its formation or governing documents) to which such Party is now subject, and (c) this Marketing Agreement constitutes a legal, valid and binding obligation  of such Party, enforceable  against it in accordance  with its terms.

8.2.     Confidentiality of Information.   The Parties acknowledge that during the performance of this Marketing Agreement, confidential or proprietary information (the "Confidential Information") may become known to the other Party.  Notwithstanding any other provision of this Marketing Agreement, each Party shall protect the Confidential Information of the other Party with the same degree of care it uses to protect its own Confidential Information, but not less than a reasonable degree of care, and shall not use such information to its own benefit or the benefit of third parties; provided that the Party disclosing such Confidential Information has notified the Party receiving the information of its confidential nature at the time such information was disclosed. The obligations of this article will remain valid for a period of two (2) years after the termination of this Marketing Agreement.  Notwithstanding anything to the contrary contained herein, the term "Confidential Information" shall not include: (i) information or data which as of the date of this Marketing Agreement is in the public domain or is otherwise generally available to the public; (ii) information or data that after the date of this Marketing Agreement is published or otherwise becomes part of the public domain or becomes generally available to the public other than through a breach of the terms of this Marketing Agreement; (iii) information or data which either Party can reasonably show was not acquired by such Party directly or indirectly from the other Party or anyone under an obligation of confidentiality to such other Party; (iv) information or data received by the either Party without restriction as to disclosure from a third Person without breach of any obligation to the other Party; (v) information which is or was independently developed by either Party without use of or reference to the Confidential Information of the other Party by Persons who had no access to such Confidential Information; and (vi) any information filed by GEL or its affiliates in the real property county records of any jurisdiction to provide notice to third parties of the terms, covenants and conditions of this Marketing Agreement as set forth in Section 8.6, any information filed by GEL or its affiliates in accordance with Sections 2.3 and/or 11.7 of the Supply Agreement, or any information filed by GEL or its affiliates in accordance with Section 9.1 of the Construction Contract.

8.3.     Survival  of  Obligations.   No  termination  of  this  Marketing  Agreement, for whatever reason, shall relieve the Parties of or release the Parties from any indemnification obligation  set  forth  in  this Marketing  Agreement,  or  the  obligations  and  provisions  of Section 8.2, Section 8.4 and Section 8.5 of this Marketing Agreement, all of which shall survive such termination.

8.4.     LIMITATION OF LIABILITY.    NOTWITHSTANDING ANY OTHER PROVISION  OF  THIS  MARKETING  AGREEMENT, NEITHER  PARTY  OR  ITS AFFILIATES SHALL HAVE ANY LIABILITY TO ANY OTHER PARTY OR ITS AFFILIATES  FOR  ANY  SPECIAL,  INDIRECT,  INCIDENTAL, OR  CONSEQUENTIAL LOSS OR DAMAGE WHATSOEVER, OR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL (INCLUDING LOST PROFITS NOT DIRECTLY RELATED OR ATTRIBUTABLE TO THIS MARKETING AGREEMENT OR LOST INVESTMENT OPPORTUNITY) LIABILITY IN CONNECTION WITH ITS PERFORMANCE OF ITS OBLIGATIONS  UNDER  THIS  MARKETING  AGREEMENT,  WHETHER  SUCH LIABILITY ARISES IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE.

8.5.      Preservation  of Liability.   Neither this Marketing  Agreement  nor the exercise by any Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any Party from liability hereunder.

8.6.      Binding   Effect;  Duration.  The  rights  and  obligations   set  forth  under  this Marketing Agreement, including, but not limited to (i) the right of access by GEL to the Facility pursuant to Section 5.6(c) and (ii) payment of sums due to each Party under this Marketing Agreement, are obligations that run with the land so as to be forever binding upon the Parties and their respective heirs, personal representatives, administrators, successors and assigns.   Lazarus hereby agrees that GEL may file appropriate documentation in the real property county records of any jurisdiction as deemed necessary in the sole discretion of GEL to provide notice to third parties of the terms, covenants and conditions of this Marketing Agreement.

8.7.     Notices. Any record, notice, demand or document  which either Party is required or may desire to give hereunder shall be in writing and, except to the extent provided in the other provisions of this Marketing Agreement, given by messenger, facsimile or other electronic transmission,   or  United  States  registered  or  certified  mail,  postage  prepaid,  return  receipt requested,  addressed to such Party at its address and telecopy  number shown  below, or at such other address as either Party shall have furnished to the other by notice given in accordance with this provision:

If to GEL, to:
GEL Tex Marketing, LLC
919 Milam, Suite 2100
Houston, TX 77002
Attention:  Karen Pape
Telephone:  (713) 860-2500
Facsimile:  (713) 860-2640
E-Mail: karen.pape@genlp.com

If to Lazarus, to: Lazarus Energy LLC
3200 Southwest Freeway, Suite 3300
Houston, Texas  77027
Attention: Jonathan Carroll, Manager
Telephone: (713) 850-0513
Facsimile: (713) 850-0520
E-Mail: JCarroll@LazarusEnergy.com

8.8.     Choice of Law.   THIS MARKETING AGREEMENT HAS BEEN MADE IN AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

8.9.     Dispute Resolution. Any and all disputes between the Parties pursuant or relating to this Marketing Agreement shall be governed by and subject to the terms of the Dispute Resolution Agreement.  This Marketing Agreement shall be subject to the terms of the Dispute Resolution Agreement in all respects, and the terms and provisions of the Dispute Resolution Agreement are hereby incorporated by reference.

8.10.   Amendment and Waiver.  This Marketing Agreement may not be amended (nor may any of its terms be waived) except by a written document signed by both Parties, stating that it is intended to amend this Marketing Agreement.

8.11.   Severabilitv.    If  any  provision  of  this  Marketing  Agreement  is  rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, the unenforceability thereof shall not affect the remainder of this Marketing Agreement which shall remain in full force and effect in accordance with its terms.

8.12.   Survival of Agreements.  All representations and warranties of GEL and Lazarus herein, and all covenants and agreements herein not fully performed before the Effective Date of this Marketing Agreement, shall survive such date.

8.13.   Counterparts.  This Marketing Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of both Parties hereto be contained on any one counterpart hereof.  Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

8.14.   Successors and Assigns. The terms of this Marketing Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors or heirs, assigns and personal representatives.  Neither Party shall in any way assign or otherwise transfer the obligations or the benefits of this Marketing Agreement without the prior written consent of the other Party, and any attempt by to do any of the foregoing without the prior written consent of the other Party shall be void and of no effect; provided, however, that GEL may assign this Marketing Agreement without the consent of Lazarus to an affiliate of GEL, a creditor or to any" successor in interest (including a purchaser of GEL or all or substantially all of its assets).

8.15.   Titles of Articles, Sections and Subsections.   All titles or headings to articles, sections,  subsections  or  other  divisions  of  this  Marketing  Agreement  are  only  for  the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the Parties hereto.

8.16.   Joint  Drafting.    Each  Party acknowledges that  it  and  its  legal counsel  have actively participated in the drafting and negotiation of this Marketing Agreement and, as such, this Marketing Agreement will be construed as having been jointly drafted by the Parties.

8.17.   Conflicting Terms.  In the event of a conflict between the terms of this Marketing Agreement and the terms of the Construction Contract, the terms of the Construction Contract will control.

8.18.   Acknowledgment ofExculpatorv  Provisions.  Each Party acknowledges that it (a) has had the benefit of independent legal counsel of its choosing in connection with the drafting and negotiation of this Marketing Agreement, (b) has consulted (or had ample opportunity to consult) with its legal counsel with respect to this Marketing Agreement prior to the Effective Date, (c) has a duty to read-and has in fact read-this Marketing Agreement prior to executing it, (d) is fully informed and has notice of all of the terms and conditions of this Marketing Agreement.   Each Party further acknowledges that this Marketing Agreement obligates such Party to assume liability for and indemnify the other Party and other Persons against certain liabilities.   Each Party agrees that it will not contest the validity or enforceability of any exculpatory  provision  in  this  Marketing  Agreement on  the  basis  that  it  had  no  notice  or knowledge of the provision or that the provision is not "conspicuous."

8.19.   Relationship of the Parties.  The obligations of the Parties shall be several and not joint, and neither Party shall have the right or power to bind the other Party to any agreement without the prior written consent of such other Party.  This Marketing Agreement does not create a partnership, a corporation, or an entity taxable as a corporation or otherwise.  Nothing in this Marketing Agreement shall be deemed to constitute one Party a partner, agent or legal representative of the other Party or to create any fiduciary relationship between the Parties, except as may exist independent of this Marketing Agreement.

8.20.   FINAL  AGREEMENT.   THIS  MARKETING AGREEMENT REPRESENTS THE   FINAL  AGREEMENT   BETWEEN   THE   PARTIES  WITH   RESPECT   TO   THE MATTERS ADDRESSED HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by its duly authorized undersigned officers effective as of the date first written above.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by its duly authorized undersigned officers effective as of the date first written above.

EXHIBIT A
LEGAL DESCRIPTION

Being a 56.309 ACRE TRACT situated George McPeters Survey, A-419, Wilson County, Texas, Said 56.309 ACRE TRACT is that tract conveyed by Bill Klingemann, Substitute Trustee, to Notre Dame Investors, Inc. by Substitute Trustee's Deed, in Volume 1!59  at Page 609, dated May 06, 2003 and is comprised of all the tract called 5!.30 acres in conveyance from Leal Petroleum Corporation to American Petro Chemical Corporation recorded in Volume 842 at Page 705 and all of a tract called 5.000 acres in conveyance from Notre Dame Refining Corporation to American Petro Chemical Corporation recorded in Volume 1049 at Page 651 of the Official Records of said county and being described by metes and bounds as follows:

BEGINNING at a one-half inch diameter rebar set with cap (B&A) marking the northwest comer of the tract herein described, same being the northwest comer of said 51.30 acre tract, northeast comer of a tract called Tract 2-B (4!.245  acres) in Volume 685 at Page 101, lying in the south line of a tract called 7.654 acres in Volume 271 at Page 30, further described as lying in the south line of U.S. Highway No. 87; said point bears N 76 o   16'  00" E, 1495.62 feet from a concrete right of way marker found;

THENCE with a segment of the north line of the tract herein described, same being a segment of the common line of said 5!.30 acre tract and said 7.654 acre tract, along a segment of the south line of U.S. Highway 87, N 76 o  16' 00" E, 140.71 feet (called N 76 o  16' E, 140.0 feet- basis of bearing) to a one-half inch diameter rebar set with cap (B&A) marking a north comer of the tract herein described, same being the north comer of said 5!.30 acre tract, northwest comer residue called 640 acres in Volume X at Page 136;

THENCE continuing with the north line of the tract herein described, same being the common line of said 51.30 acre tract with that of said residue 640 acre tract and a tract called 1.666 acres in Volume 1030 at Page 772 as follows:

S 13° 27' 49" E, 208.63 feet (called S 13° 37' E, 207.4 feet) to a five-eighths inch diameter rebar found near a two way fence comer, N 76° 26' 34" E, 368.79 feet (called N 76° 29' E, 368.4 feet) to a one-half inch diameter rebar set with cap (B&A), N 76° 28' 28" E, 31.40 feet (called N 76° 49' E, 31.4 feet) to a five-eighths inch diameter rebar found near a two way fence comer,

S 13° 55' 25" E, 238.17 feet (called S 14° 00' E, 238.0 feet) to a five-eighths inch diameter rebar found marking a re-entrant comer of the tract herein described, same being the southwest comer of said residue 640 acre tract, N 76° 06° 05" E, at 386.77 feet a one inch diameter iron pipe found and at, 388.52, (N 76° 16' E, 383.1 feet) to a one-half inch diameter rebar set with cap (B&A) marking a re-entrant comer of he (the) tract herein described, same being the southeast comer of said residue 640 acre tract and

N 13° 36' 45" W, at !.84  feet a one inch diameter iron pipe found and at 446,92 feet (called N 13° 37' W, 447.1 feet) to a one-half inch diameter rebar found marking a north comer of the tract herein described, same being the northeast comer of said 1.666 acre tract, lying in the south line of said 7.654 acre tract, further described as lying in the south line of U.S. Highway 87;

THENCE continuing  with the north line of the tract herein described, same being a segment of the common  line of said 51.30 acre tract and said 5.000 acre tract with that of said 7.654 acre tract, along a segment of the south line of U.S. Highway 87 as follows:

N 76° 16' 00" E, 275.15 feet (called N 76° 16' E, 275.3 feet) to a railroad spike found in asphalt driveway,

N 81o  58' 38" E, 100.50 feet (called N 82° 12' E, 99.2 feet) to a one-half diameter rebar set with cap (B&A),

N 76° 16' 00" E, 800.00 feet (called N 76° 14' E 800.5 feet) to a one-half inch diameter rebar set with cap (B&A),

N 70° 33' 22" E, 100.50 feet (called N 70° 43' E, 101.2 feet) to a concrete  right of way marker found broken, and

N 76° 16' 00" E, 464.56 feet (in total called No record call, and N 75° 02' 04" E 278 feet) to a one-half inch diameter rebar set with cap (B&A) marking the northeast comer of the tract herein described, same being the northeast comer of said 5.000 acre tract, lying in the south line of said 7.654 acre tract,  being the northwest  comer  of a tract called 200.008  acres in Volume  691 at Page 41; said point bearsS 76° 16' 00" W, 278.37 feet from an iron pipe found;

THENCE with the east line of the tract herein described, same being a segment of the common line of said  5.000  acre  tract  and said  51.30  acre tract with that of said  200.008  acre tract as follows:

S 13° 43' 44" E, 783.78 feet (called S 15° 01' E, 783.5 feet) to a five-eighths inch diameter rebar found near a two way fence comer marking the east most southeast comer of the tract herein described,  same  being  the southeast  comer  of said  5.000  acre  tract, re-entrant  comer  of said 200.008 acre tract,

S 76° 16' 39" W, 277.87 feet (called S 75° 02' 04" W, 278 feet) to a five-eighths  inch diameter rebar found marking a re-entrant  comer of the tract herein described, same being the southwest comer  of said 5.000 acre tract, lying in the east line of said 51.30 acre tract and being a north comer of said 200.008 acre tract, and

S 13° 24' 23" E, 261.29 feet (called S 13° 24' E, 261.7 feet) to a four inch diameter iron pipe post fence comer  marking the south most southeast comer of the tract herein described, same being the southeast comer of said 51.30 acre tract and re-entrant comer of said 200.008 acre tract;

THENCE with the south line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 200.008 acre tract as follows:

S 76° 08' 20" W, 768.00 feet (called S 76° 10' W, 768.0 feet) to a one-half inch diameter rebar set with cap (B&A), and S 76° 15' 20" W, 1619.78  feet (called S 76° 17' W, 1619.8 feet) to a five-eighths  inch  diameter  rebar found  near a three  way fence  comer  marking  the  southwest comer  of the tract herein  described,  same being the southwest  comer  of said 51.30  acre tract, lying in the north line of said 200.008  acre tract and being the southeast  comer of said 41.245 acre tract;

THENCE  with the west line of the tract herein described, same being the common  line of said 51.30 acre tract and said 41.245 acre tract as follows:

N 13° 57' 38" W, 223.50 feet (called N 13° 55' W, 223.5 feet) to a one-half inch diameter rebar set with cap (B&A),
N 13° 53' 37" W, 373.70 feet (called N 13° 51' W, 373.7 feet) to a fence post, and

N 13° 49' 38" W, 449.84 feet (called N 13° 47' W, 448.8 feet) to the PLACE OF BEGINNING and containing 56.309 ACRES OF LAND.

Exhibit B

Distribution of Gross Profits

Gross Profits shall be distributed by GEL on a monthly basis from Gross Profits for the immediately preceding calendar month as follows:

(a)    First, prior to the Investment Threshold Date, $150,000 (the "Base Construction Payment") shall be paid to GEL (for subsequent remittance to MSI) each calendar month to satisfy interest, Advances and Obligations due under the Construction Contract; provided, however, that if Gross Profits in any calendar month are insufficient to satisfy the Base Construction Payment, then notwithstanding anything to the contrary contained herein, 100% of the Gross Profit in subsequent calendar months shall be paid to GEL (for subsequent remittance to MSI) until any such insufficiencies have been satisfied in full (in either instance, such payment will be referred to herein as the "Construction Payment").

(b)    Second, prior to and as of the Investment Threshold Date and subject to increases in the percentage to be paid to GEL to satisfy Base Construction Payment insufficiencies as set forth in clause (a) above, Lazarus shall receive weekly payments (the "Operations Payments") based on revenues from the sales of diesel blendstocks processed by the Facility (the "Diesel Blendstock Payments") which shall not exceed on a monthly basis $750,000 plus the amount of any Accounting Fees and shall be applied to the  payment  of  monthly  Operating  Expenses  of  the  Facility.     If  any  monthly reconciliation conducted by GEL shows that the Gross Profits for a monthly period are greater than $900,000 plus the amount of any Accounting Fees, then Lazarus will receive Operations Payments of up to $750,000 plus an amount equal to any Accounting Fees for such monthly period before additional disbursements are made to GEL beginning as set forth in clause (c) below.  If such monthly reconciliation shows that the Gross Profits for a monthly period are less than $900,000, then Lazarus shall receive Operations Payments equal to  the  difference  between  the  Gross  Profits for  such  monthly  period and  the proceeds defined in clause (a) above.

(c)     Third, prior to the Investment Threshold Date and subject to the Base Construction Payment and the Operations Payments to be paid to GEL and Lazarus, respectively, pursuant to clauses (a) and (b) above, an amount shall be paid to GEL from the Gross Profits equal to (i) the expenses incurred by GEL for the transportation of the Nixon Product undertaken by GEL pursuant to Section 4.4 of the Marketing Agreement for the applicable calendar month (as reimbursement for such expenses), (ii) the Tank Storage Fee (as such term is defined in the Supply Agreement) and (iii) Financial Statement Preparation Fee (if any), after which GEL shall be paid 80% of the remaining Gross Profits as the GEL Profit Share, and subject to Section 5.2(b)(ii) of the Marketing Agreement, Lazarus shall be paid 20% of such remaining Gross Profits as the Lazarus Profit Share.

(d)    Fourth, as of the Investment Threshold Date and subject to the payment of, first, an amount equal to $150,000 paid to GEL as an administrative fee relating to the performance  of its obligations  under the Marketing  Agreement  (the "Performance  Fee") and, second, the Operations Payments to be paid to Lazarus pursuant to clause (b) above (in that order), for each applicable calendar month an amount shall be paid to GEL from the Gross Profits equal to (i) the expenses incurred by GEL for the transportation  of the Nixon Product undertaken  by GEL pursuant to Section 4.4 of the Marketing Agreement for  the applicable  calendar  month,  as reimbursement  for such  expenses,  (ii) the Tank Storage Fee (as such term is defined in the Supply Agreement) for reimbursement  of such expense and (iii) the Financial Statement Preparation Fee (if any).   After the payment to Lazarus and GEL of the amounts set forth in the first sentence of this clause (d), 30% of the amount of the remaining Gross Profit up to $600,000 (the "Threshold  Amount") shall be  paid  to  GEL  as  the  GEL  Profit  Share,  and  subject  to  Section  5.2(b)(ii)  of  the Marketing Agreement, Lazarus shall be paid 70% of such remaining Gross Profits as the Lazarus Profit Share.  Any amount of remaining Gross Profit that exceeds the Threshold Amount  for  such applicable  calendar  month  shall be paid  to GEL  and Lazarus  in the following  manner:    GEL  shall  be paid  20%  of  the  remaining  Gross  Profits  over  the Threshold  Amount  as the  GEL  Profit  Share,  and  subject  to  Section  5.2(b)(ii)  of  the Marketing Agreement, Lazarus shall be paid 80% of the remaining Gross Profits over the Threshold Amount as the Lazarus Profit Share.

(e)     Notwithstanding  anything to the contrary in this Exhibit B, if, after the Investment Threshold Date, GEL sustains any losses and does not receive any portion of the Performance  Fee, the expenses incurred by GEL for the transportation  of the Nixon Product  undertaken  by  GEL pursuant  to Section  4.4 of the Marketing  Agreement,  the amount equal to the Tank Storage Fee or the Financial Statement Preparation Fee (if any) owed to it under clause (d) above due to a failure of the Facility to generate sufficient Gross Profits during a calendar  month (a "Deficit  Month"),  for each subsequent  month after such Deficit Month, GEL and Lazarus shall be paid, respectively, (after payment of the Performance Fee and the Operations Payments to GEL and Lazarus, respectively, for such subsequent month) 80% of the remaining Gross Profits as the GEL Profit Share, and subject to Section 5.2(b)(ii) of the Marketing Agreement,  20% of such remaining Gross Profits as the Lazarus  Profit Share, until such time as GEL is repaid in the following order:  (i)  for  such  losses  incurred  during  the  Deficit  Month,  (ii)  the  portion  of  the Performance  Fee not  paid  during  such  Deficit  Month,  (iii)  the  portion  of the amount equal to the Tank Storage Fee not paid during such deficit Month and (iv) the portion of the Financial Statement Preparation  Fee (if any) that would have otherwise  been paid to GEL during such Deficit Month.  The Parties shall be paid pursuant to clause (d) above beginning in the month after which all losses incurred by GEL during any Deficit Month and all amounts otherwise owed to GEL that were not paid during any Deficit Month are paid to GEL in full.

2

Exhibit C

Form of Customer Notice Directing Payment  to GEL

(see attached)

GEL TEX MARKETING, LLC
919 Milam, Suite 2100
Houston, Texas 77002

______________ __, 20__
___________________________
___________________________
___________________________
___________________________

Re:           Notice of Direction of Payments

Ladies and Gentlemen:

Pursuant to that certain Joint Marketing Agreement dated August 12, 2011, by and between Lazarus Energy LLC ("Lazarus") and GEL Tex Marketing, LLC ("GEL") (the "Agreement"),  Lazarus  has  appointed  GEL  as  its  collection  agent  for  all  payments  from customers for the purchase of refined and processed crude oil, condensate and other liquid hydrocarbon  substances  from  the  Lazarus  refining  facility  in  Nixon,  Texas  (the  "Nixon Product").

Pursuant  to   the   Agreement,   you   are  hereby  authorized  and   directed,  effective immediately, to make all payments for the purchase of Nixon Product to:
Account:
[Insert account information]
If by check, checks should be made payable to GEL and mailed to: GEL Tex Marketing, LLC

919 Milam, Suite 2100
Houston, Texas 77002
Reference: Lazarus Energy, LLC
This notice of direction of payment is irrevocable, and you should continue to remit such payments as set forth above until you receive other written instructions signed by an authorized officer of GEL and Lazarus.

Please signify your understanding and agreement to comply with the terms hereof by signing in the indicated space below and returning a copy of this letter to: GEL Tex Marketing, LLC, 919 Milam, Suite 2100, Houston, Texas 77002, with a copy to Mr. Douglas C. Atnipp, Greenberg Traurig, LLP, 1000 Louisiana Street, Suite 1700, Houston, Texas 77002.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Very truly yours,

GEL TEX MARKETING, LLC ,
a Delaware limited liability company

By:
Name:
Title:

LAZARUS ENERGY LLC,
a Delaware limited liability company

By:
Name:
Title:

Acknowledged and Agreed to this ______ day of _____________, 20__.

By:
Name:
Title:

EXHIBIT D

REQUIREMENTS FOR DELIVERY  OF LAZARUS FINANCIAL STATEMENTS

(see attached)

Exhibit D

Requirements for Delivery of Lazarus Financial Statements

Lazarus to provide MSI with the following financial statements, along with the sufficient detail and back up needed for MSI to comply with its SEC reporting requirements.  Supporting detail information for the above statements must be timely and sufficient to allow MSI to complete its related financial statement footnotes and Management Discussion and Analysis. These include, but are not limited to, the following:

•      Income Statement
•      Balance Sheet
•      Cash Flow Statement
•      Statement of Members' Equity

Additionally, the following operational information should be provided:

•      Volumetric Accounting Reports (daily operational reports, sununarized monthly)
o      Includes Nixon Facility inputs (crude oil) and outputs (refined products)